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                                                                    EXHIBIT 99.1

FREQUENTLY ASKED QUESTIONS

        -       NEW STOCK PRICE AND THE RESCHEDULED JULY 2002 STOCK TRADE

                -       PART I -- July 29, 2002

                -       PART II -- August 9, 2002


        -       RETIREMENT PLANS

                --      July 29, 2002


        -       STOCK OPTIONS

                --      August 9, 2002


        -       EFFECTS OF DEBT PLACEMENT ON NEW STOCK PRICE AND RESCHEDULED
                STOCK TRADE

                --      August 9, 2002


Statements in these documents other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our forward-looking statements concerning future trade activities, the stock prices of SAIC and comparable companies, the performance of SAIC and comparable companies and other results to be very different from the actual trade activities, stock prices, performance or results expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in SAIC's Annual Report on Form 10-K for the period ended January 31, 2002, and such other filings that SAIC makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.


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FREQUENTLY ASKED QUESTIONS - NEW STOCK PRICE AND THE RESCHEDULED JULY 2002 STOCK
TRADE

PART I - JULY 29, 2002

Q: WHAT'S THE NEW PRICE ESTABLISHED BY THE STOCK POLICY COMMITTEE? WHAT'S THE RESCHEDULED TRADE DATE AND DEADLINE FOR PARTICIPATING IN THE TRADE?

A: On Monday, July 29th, the Stock Policy Committee established A NEW PRICE OF $28.90 per share of Class A common stock. In order to allow all investors additional time to evaluate this stock price change, THE TRADE ORIGINALLY SCHEDULED FOR JULY 26TH HAS BEEN RESCHEDULED TO AUGUST 16TH. ALL REQUESTS TO BUY OR SELL STOCK (INCLUDING ALL REQUIRED FORMS, PAYMENTS, AND STOCK CERTIFICATES) MUST BE RECEIVED BY 5:00 P.M. (PACIFIC TIME) ON FRIDAY, AUGUST 16TH (THE "AUGUST 16TH TRADE DEADLINE"). If you are requesting to purchase stock in the trade, all appropriate forms and funds must be received by Bull, Inc. by the August 16th trade deadline. If you are requesting to sell stock in the trade, all appropriate forms and physical stock certificates (if you do not have a book-entry account) must be received by Bull, Inc. by the August 16th trade deadline. Details about how to buy and sell stock can be found on ISSAIC at http://issaic.saic.com/eon/ or obtained from Bull, Inc. at (800) 785-7764.

Q: I PLANNED ON USING FUNDS FROM SELLING STOCK IN THE JULY 26TH TRADE FOR AN EXTRAORDINARY FINANCIAL COMMITMENT (LIKE PURCHASING A HOME). WHAT DO I DO IF I CAN'T WAIT UNTIL AFTER THE AUGUST 16TH TRADE DATE FOR THE FUNDS?

A: If the rescheduled trade imposes an extraordinary financial hardship on you, SAIC may, in its discretion, repurchase all or part of your shares directly from you, outside of the trade and prior to the August 16th trade date. The price will be $28.90 per share of Class A common stock (the price set by the Stock Policy Committee at its meeting scheduled for July 29th), reduced by the one percent commission that would have been charged by Bull, Inc. if the transaction were processed in the trade. You're required to establish that the proceeds from the sale of stock in the originally scheduled July 26th trade would have been used to satisfy a pre-existing and extraordinary financial commitment (e.g. purchase of a home) that was required to be paid prior to the rescheduled August 16th trade date. If you believe your circumstances qualify as an extraordinary financial hardship, please complete the EXTRAORDINARY HARDSHIP REQUEST FORM* or contact Bull, Inc. at (800) 785-7764 to receive the necessary form to be considered for this treatment.

*NOTE: THE DEADLINE TO SUBMIT AN EXTRAORDINARY HARDSHIP REQUEST FORM HAS PASSED, DUE TO THE APPROACHING AUGUST 16, 2002, TRADE DATE. ALL REQUESTS TO BUY OR SELL STOCK (INCLUDING ALL REQUIRED FORMS, PAYMENT AND STOCK CERTIFICATES) MUST BE RECEIVED BY 5:00 P.M. PT ON FRIDAY, AUGUST 16TH (THE "AUGUST 16TH TRADE DEADLINE").

Q: WAS THE RESCHEDULING OF THE TRADE DUE TO SOME PROBLEM WITH SAIC'S FINANCIAL STATEMENTS, OPERATING RESULTS OR INVESTMENTS?

A: No. The price reassessment of SAIC common stock was made necessary by the extreme declines in the stock market prices of comparable publicly traded companies and is unrelated to any change in SAIC's business operations, financial statements, financial performance or investment portfolio.

Q: WHAT PROCESS WAS FOLLOWED TO DECIDE TO ESTABLISH A NEW STOCK PRICE AFTER THE SAIC BOARD OF DIRECTORS SET THE PRICE ON JULY 12TH?

A: Each quarter, in accordance with established policies and procedures, the Stock Policy Committee of the SAIC Board of Directors reviews the Class A common stock price shortly before the scheduled trade date to determine whether the price established by the Board of Directors continues to represent a fair market value. The Stock Policy Committee applies the same valuation process used by the Board of


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Directors. As a result of its review of the $33.03 stock price established by the Board of Directors on July 12, 2002, the Stock Policy Committee determined that a price reassessment was appropriate. In making this determination, the Stock Policy Committee considered valuation input from SAIC's independent appraiser who opined that the $33.03 stock price did not reflect a fair market value as of the close of business on July 26th. On July 29th, after considering valuation input from our independent appraiser, the Stock Policy Committee established a new price of $28.90 per share. More information about SAIC's stock pricing process may be found in SAIC's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 and on ISSAIC at http://issaic.saic.com/eon/.

Q: IF THE TRADE DATE WAS ORIGINALLY SCHEDULED FOR 5:00 P.M. (PACIFIC TIME) ON FRIDAY, JULY 26TH, HOW COULD THE STOCK POLICY COMMITTEE DECIDE ON A NEW PRICE ON MONDAY, JULY 29TH WHEN THE TRADE ALREADY OCCURRED ON FRIDAY, JULY 26TH?

A: The trade did not occur on Friday July 26th. The reference to 5:00 p.m. (Pacific time) on Friday, July 26th was the original deadline for submitting requests to buy or sell SAIC stock this quarter. It is not the time by which the trade must be completed but rather the time and date by which all forms, stock certificates and funds must be received by Bull, Inc. in order to be considered to be processed in the scheduled trade. Because of the extreme disruption and inconvenience that postponing the trade and repricing the stock would have on our stockholders, employees and retirement plan participants, we wanted to make sure it was absolutely necessary before taking these actions and waited until after the close of the public markets on July 26. Based on the significant declines in the market values of our comparable companies and input from our independent appraiser, it was determined that the $33.03 stock price no longer represented a fair market value on July 26th. Accordingly, the trade had to be rescheduled because the stock price at which the trade occurs and the retirement plans transact must represent a fair market value for the SAIC stock. The rescheduled trade date provides investors additional time to evaluate the price change before participating in the trade.

Q: WHAT FACTORS LED SAIC'S STOCK POLICY COMMITTEE TO REASSESS THE STOCK PRICE PREVIOUSLY SET BY THE BOARD OF DIRECTORS ON JULY 12TH?

A: Each quarter, as part of the normal valuation process, the Stock Policy Committee reviews the Class A common stock price shortly before the scheduled trade date to determine whether the price established by the Board of Directors continues to represent a fair market value. After SAIC's Board of Directors established the stock price on July 12th, the trading prices of public companies, particularly SAIC's comparable companies, significantly declined. The prevailing trading ratios of comparable companies are used as part of the process in establishing a fair market value for SAIC stock. By comparing the stock market trading prices of these companies relative to their financial performance with SAIC's financial performance, SAIC's Board of Directors and Stock Policy Committee, and SAIC's independent appraiser, are able to use this data as part of their analysis to establish a fair market value for SAIC's common stock.

Q: HOW IS THE ANALYSIS OF COMPARABLE COMPANIES MADE? WILL I BE ABLE TO TRACK THE STOCK MARKET PRICES OF COMPARABLE COMPANIES?

A: In the analysis of comparable companies, SAIC (without Telcordia) and Telcordia are each considered separately. In analyzing the value of SAIC, SAIC is compared to large, diversified, publicly traded technology companies using various financial ratios. SAIC's financial performance is also separated into three market segments, National Security, Energy & Environment, and Other Information Technology, and its financial ratios are compared to publicly traded companies in each of these segments. Telcordia's value is analyzed separately by comparing Telcordia to a tier of publicly traded telecommunications companies using the financial ratios. A list of these comparable companies may be found on ISSAIC at http://issaic.saic.com/eon/. You may review the stock market prices of these comparable companies over the last few weeks or for any other period by using various financial websites, such as www.nasdaq.com or http://finance.yahoo.com.



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Q: WHAT IMPACT DID THE VOLUME OF SELLING REQUESTED BY THE ORIGINALLY SCHEDULED
JULY 26TH TRADE DEADLINE HAVE ON THE DECISION TO RESCHEDULE THE TRADE TO AUGUST 16TH?

A: The projected volume of requests to sell stock received by the July 26th deadline did not have a direct impact on the decision to reschedule the trade. The decision was based on the need to reassess the stock price in light of the significant decline in market values of our comparable publicly traded companies between July 12th and July 26th. The trade was delayed to provide trade participants with additional time to evaluate the price change. However, the trend of increasing trade imbalances and the Company's inability to guarantee 100% liquidity in future trades, regardless of the amount of the undersubscription, is considered by our independent appraiser in its valuation.

Q: DID SAIC HAVE SUFFICIENT FUNDS TO COVER THE PURCHASE OF UNDERSUBSCRIBED SHARES IN THE TRADE ORIGINALLY SCHEDULED FOR JULY 26TH? WILL SAIC CONTINUE TO PURCHASE 100 PERCENT OF THE SHARES OFFERED IN ALL UNDERSUBSCRIBED TRADES?

A: SAIC had more than sufficient funds to purchase all of the shares that would have been undersubscribed if the July 26th trade had not been postponed. Although SAIC has elected to balance limited market trades in the past, it has no obligation to do so. In making this determination, the Company considers a variety of factors as more fully described in the Company's Annual Report on Form 10-K. If the trend of increasing trade imbalances continues, SAIC cannot indefinitely continue to purchase 100 percent of undersubscribed shares in future trades.

Q: WHAT ARE THE LONG-TERM IMPLICATIONS OF A SUSTAINED HIGH LEVEL OF UNDERSUBSCRIBED TRADES?

A: Unprecedented volumes of selling and a trend of increasing imbalance between buyers and sellers in the limited market are taken into account by SAIC's independent appraisers in their valuation of SAIC stock. The appraiser also considers SAIC's willingness and ability to purchase all of the shares required to balance undersubscribed shares in current and future trades. Perhaps more important, a sustained high level of undersubscribed trades could jeopardize the foundation of the Company's employee ownership. If the Company's employees are unwilling to maintain significant long-term equity investments in the Company, outside capital may be required, changing the fundamental nature of the Company.

Q: DO I HAVE TO TAKE ANY ACTION EVEN IF I WANT THE NUMBER OF SHARES IN MY ORIGINALLY SUBMITTED TRADE REQUEST TO STAY THE SAME? A:

Yes. If you want to purchase or sell the same number of shares listed in your trade request submitted for the trade initially scheduled for July 26th, you must complete and submit the Participant Authorization Form to confirm your previously submitted purchase or sale request (or to modify or cancel your previous request). The Participant Authorization Form can be found on ISSAIC at http://issaic.saic.com/eon/forms.html or obtained from Bull, Inc. at (800) 785-7764. PLEASE NOTE THAT TRADE PARTICIPANTS WHO DO NOT SUBMIT A NEW PARTICIPANT AUTHORIZATION FORM TO CONFIRM OR MODIFY THEIR REQUEST PRIOR TO THE AUGUST 16TH TRADE DEADLINE WILL BE REMOVED FROM THE TRADE AND THEIR PRIOR PURCHASE OR SALE REQUEST WILL NOT BE PROCESSED.

Q: WHAT IF I WANT TO BUY OR SELL MORE OR LESS SHARES AT THE RE-ESTABLISHED STOCK PRICE OR CANCEL MY PREVIOUSLY SUBMITTED REQUEST?

A: If you wish to buy or sell more or less shares than you originally requested, or if you wish to cancel your previously submitted purchase or sale request, you must indicate this change or cancellation on a completed Participant Authorization Form (found on ISSAIC at http://issaic.saic.com/eon/forms.html or obtained from Bull, Inc. at (800) 785-7764). You must complete and submit a Participant Authorization Form (along with any required documents, funds or stock certificates) by the August 16th trade deadline in order to purchase or sell more or less shares, or cancel, your previously submitted trade request.



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Q: I RECEIVED A STOCK OFFER LETTER FROM SAIC FOR THE JULY 26TH TRADE. IS THIS
OFFER STILL VALID? WHAT'S THE CORRECT STOCK PRICE? WILL I RECEIVE A NEW LETTER PRIOR TO THE AUGUST 16TH TRADE?

A: Although the stock offer letters refer to the $33.03 price and the July 26th originally scheduled trade date, they will be deemed to be modified to reflect the new stock price of $28.90 established by the Stock Policy Committee at its meeting on Monday, July 29th, and the new August 16th trade deadline. You may purchase the same number of shares but at the price established by the Stock Policy Committee, purchase a lesser number of shares at such price or cancel your purchase request in its entirety. All terms and conditions of the offer letter other than the price and trade date will remain unchanged. You will not receive a new stock offer letter reflecting the new price and trade date. IF YOU HAVE ALREADY SUBMITTED A PURCHASE REQUEST REGARDING YOUR STOCK OFFER LETTER, YOU'LL NEED TO COMPLETE AND SUBMIT THE NEW Participant Authorization Form (FOUND ON ISSAIC AT http://issaic.saic.com/eon/forms.html OR OBTAINED FROM BULL, INC. AT (800) 785-7764) TO CONFIRM, MODIFY OR CANCEL YOUR PURCHASE REQUEST BY THE AUGUST 16TH TRADE DEADLINE.

Q: IF I HAVE ALREADY SENT IN MONEY TO BUY STOCK, HOW WILL I RECEIVE THE REFUND FOR FUNDS NOT USED? WILL I RECEIVE INTEREST ON THE MONEY NOT USED TO BUY STOCK?

A: If you confirm on the new Participant Authorization Form that you wish to purchase the same or fewer number of shares than you originally requested, Bull, Inc. will mail a check to you for any funds not used to purchase stock. Refunds are scheduled to be mailed to you on August 21st. If you are in immediate financial need of your refund, please contact Bull, Inc. Interest will not be paid on any funds refunded.

Q: I HAVEN'T SUBMITTED A TRADE REQUEST YET, BUT WOULD LIKE TO ENTER THE AUGUST 16TH TRADE. DO I JUST FOLLOW THE USUAL PROCEDURES FOR PARTICIPATING IN A TRADE?

A: Yes. If you did not previously submit a trade request in connection with the trade originally scheduled for July 26th, you still may participate as a buyer or seller in the rescheduled trade by completing the applicable standard trade form and submitting it to Bull, Inc. before the August 16th trade deadline with any necessary documents, funds and stock certificates. The forms required to submit a trade purchase or sale request can be found on ISSAIC at http://issaic.saic.com/eon/forms.html or obtained from Bull, Inc. at (800) 785-7764.

Q: WHAT IS DATE OF RECORD AND DID IT CHANGE?

A: Date of Record is the date that determines which shares are eligible for sale in a trade. The new Date of Record for the August 16th trade is August 2nd. Only those shares acquired on or before the August 2nd Date of Record will be eligible for sale in the trade scheduled for August 16th.

Q: HOW WERE SAIC STOCKHOLDERS NOTIFIED OF THE RESCHEDULED TRADE DATE AND NEW PRICE?

A: The Securities and Exchange Commission (SEC) rules require that SAIC notify stockholders of the rescheduled trade date and new price by filing a Current Report on Form 8-K Filed July 29, 2002 with the SEC. However, SAIC has endeavored to communicate to stockholders and retirement plan participants far beyond its legal requirements to better inform all affected investors and retirement plan participants, including taking the following actions:

        - Contacting as many impacted trade participants as possible by telephone;



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        -       Sending an email message before a new price had been determined to all investors that have registered email accounts with SAIC, including all employees of SAIC and its affiliates that use its email system;

        - Sending an email message after a new price was determined to all investors that have registered email accounts with SAIC regarding Limited Market transactions;

        - Posting two memoranda and two forms of Frequently Asked Questions on SAIC's intranet site, ISSAIC;

        - Mailing a memorandum and a Frequently Asked Questions form to all SAIC stockholders;

        - Mailing a memorandum and a Frequently Asked Questions form to all participants of retirement plans of SAIC, Telcordia and AMSEC;

        - Working with SAIC's retirement plan administrator, Vanguard Group, to properly respond to telephone inquiries from retirement plan participants; and

        - Posting updated information on SAIC's public web site, www.saic.com



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FREQUENTLY ASKED QUESTIONS - NEW STOCK PRICE AND THE RESCHEDULED JULY 2002 STOCK
TRADE

PART II - AUGUST 9, 2002

Q: WHY DOES OUR STOCK PRICE HAVE TO REFLECT FAIR MARKET VALUE ON THE TRADE DATE? COULDN'T WE JUST HAVE COMPLETED THE JULY 26TH TRADE AT THE $33.03 PRICE ESTABLISHED BY THE BOARD ON JULY 12TH?

A: SAIC is legally required to conduct the limited market trade at a stock price that represents a fair market value for a number of reasons. First, in every trade there are buyers and sellers, and the price must be fair to both. When the Stock Policy Committee of the SAIC Board of Directors, after considering the opinion of its independent appraiser, determined that the $33.03 price did not reflect a fair market value on July 26th, the Company had no choice but to make the fair and ethical decision to reschedule the trade and establish a new price that reflected the fair market value.

Secondly, ERISA (legislation that governs qualified retirement plans) only allows our retirement plans to buy or sell stock at a fair market value. SAIC's independent appraiser expressed the opinion that as of July 26th, the $33.03 price did not reflect a fair market value. Thus, the retirement plans could not participate at the $33.03 price.

Finally, we have disclosed to the SEC, state securities administrators and our stockholders in our SEC filings (Form 10-K Annual Reports and stock prospectuses for many years) that the stock price established by the Board represents a fair market value. Since the stock price did not represent a fair market value on the July 26th scheduled trade date and our long-standing disclosure in public filings stated that we would conduct the trade at a fair market value, we felt compelled by the disclosure in these filings to reschedule the trade.

Q: WHY ARE THE MARKET PRICES OF PUBLIC COMPANIES CONSIDERED IN ESTABLISHING OUR PRICE? DOESN'T OUR EMPLOYEE OWNERSHIP SYSTEM MAKE US IMMUNE FROM MARKET FORCES? WHY CAN'T WE JUST ESTABLISH OUR PRICE BASED ON OUR FINANCIALS AND IGNORE WHAT IS HAPPENING IN THE MARKETS?

A: As described above, our Board must establish a price that reflects a fair market value. The independent appraiser, in arriving at a determination of fair market value for SAIC, conducts a comparable companies analysis. It would be extremely difficult, if not impossible, to determine a fair market value if the appraiser and the Board were to ignore the market values of public companies in similar industries. That would be like someone establishing a sale price for their home irrespective of what is happening in their local housing market.

We have never stated that employee ownership makes us immune from market forces. However, our management has often expressed its belief that the employee ownership system buffers us from the price volatility of most public companies because our price doesn't change from one minute to the next every day based on buy and sell demand, which is impacted by investor perceptions.

Another advantage of our employee ownership is that we can focus on growing the Company over the long term rather than respond to the quarterly demands of Wall Street investors and analysts. So there are many benefits to employee ownership, but being totally immune from market forces is not one of them.

Q: WHEN WAS THE DECISION TO POSTPONE THE TRADE AND REPRICE THE STOCK MADE?

A: It is customary to have a formal poll of the Stock Policy Committee on the Tuesday prior to the trade. If any committee member believes that the stock price established by the Board may no longer reflect fair market value, he may call for a formal review of the price. On Monday, July 22nd, due to the significant



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declines in the public markets and our comparable companies since July 12th, the
Chairman of the Stock Policy Committee decided to schedule a formal review of the stock price after the market close on Thursday, July 25th.

At the meeting on Thursday, the Committee reviewed valuation data, in consultation with the appraiser. That data indicated that the prices of our market comparables had declined significantly since July 12th. Moreover, the data showed extreme volatility. However, the Committee, in consultation with the appraiser, believed there was a reasonable chance that the $33.03 stock price would continue to reflect fair market value at 5:00 p.m. Pacific Time on July 26th. Given the impact and turmoil that repricing the stock and rescheduling the trade would have on our stockholders and employees, the Committee wanted to avoid rescheduling and repricing if at all possible. Therefore, the Committee asked that its Chairman meet again with the appraiser after the markets closed on Friday, July 26th.

At the meeting on Friday afternoon, the independent appraiser advised us that after the markets closed on July 26th it had determined that $33.03 no longer represented a fair market value for SAIC Class A Common Stock. In discussing the reason for the change, the independent appraiser advised the Chairman of the Stock Policy Committee that, in arriving at its decision, it had taken into consideration the extreme market decline, including our comparables, after July 12th, the increasing volatility in the market over the past 100 days, and the Company's unwillingness to make assurances that it would cover trade imbalances 100%, whatever the amount of the imbalance, in all future quarterly trades.

Given the withdrawal by the appraiser of a fair market value opinion for the $33.03 price, the Chairman of the Stock Policy Committee determined that the trade scheduled for July 26th would have to be abandoned. This decision occurred after the close of the public markets on Friday, July 26th, but before the deadline for employee participation, namely at 5:00 pm on the 26th.

Subsequently, in consultation with the appraiser, it was decided, primarily on practical grounds, that the Stock Policy Committee would meet to establish a new price after the market close on Monday, July 29th. In addition, the Bull Inc. Board of Directors, which is responsible for scheduling quarterly trades, voted to reschedule the trade date for Friday, August 16th.

Q: WHY WERE EMPLOYEES NOTIFIED SO LATE? THE FAQS STATES THAT THE STOCK POLICY COMMITTEE REVIEWS THE PRICE SHORTLY BEFORE EACH TRADE. SO WHY DID EMPLOYEE OWNERS NOT HEAR ABOUT THIS UNTIL THE MONDAY AFTER THE TRADE WAS TO HAVE OCCURRED?

A: We realize that many employees are upset at the apparent lateness of the communications. For that we apologize. The final decision to reschedule the trade was made after the close of business on Friday, July 26th, and most employees were notified prior to the opening of business on Monday, July 29th. Senior management met Saturday, July 27th, to discuss a variety of issues associated with the rescheduling of the trade and the repricing. Based on these discussions, teams from Bull, Inc., Stock Programs, Retirement Programs, Legal, Corporate Web Development, Communications and many other departments were called in and worked throughout the weekend.

Since the action was without precedent, a number of issues needed to be researched as to practicality, regulatory compliance, and how we might handle the logistics of such a massive communication. We acknowledge the criticism that a news flash might have been helpful, but we felt it prudent to take the time to finalize procedures and communications so that employees could be provided as much information as possible before the start of business on Monday, July 29th.

Q: IS IT POSSIBLE THAT THE AUGUST 16TH TRADE COULD BE POSTPONED AND ANOTHER REPRICING OCCUR?

A: Yes. For the reasons stated above, SAIC is legally required to conduct the trade at a stock price that represents a fair market value. The Stock Policy Committee will assess the $28.90 stock price shortly



                                       8
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before the scheduled August 16th trade under the same valuation process described in our SEC documents and used by the Stock Policy Committee to assess the July 26th stock price.

There cannot be any ironclad prediction that subsequent events will not overturn the fair market value of a particular stock price. The price of $28.90 was set on July 29th by the Stock Policy Committee so that, barring extraordinary events, there is a very high likelihood that normal market fluctuations will not overturn this price as a fair market value of the Company's stock on or before the scheduled trade of August 16th.

Q: DURING THE YEARS WHEN THE MARKET WAS SOARING THERE WERE MANY OCCASIONS WHEN THE MARKET INCREASED SIGNIFICANTLY IN THE TWO WEEKS BETWEEN OUR STOCK PRICING AND THE TRADE. WHY DID THE STOCK POLICY COMMITTEE NEVER MODIFY THE PRICE UPWARDS DURING THOSE PERIODS?

A: While there have been many days and weeks of erratic market movements in the past, there has never been an occasion, even during the late 90's, when market movements in the two-week window between our stock pricing and stock trade dates have caused our stock price to no longer reflect fair market value on the trade date.

Q: THE FAQS STATE THAT THE PROJECTED VOLUME OF REQUESTS TO SELL STOCK RECEIVED BY THE JULY 26TH DEADLINE DID NOT HAVE A "DIRECT IMPACT" ON THE DECISION TO RESCHEDULE THE TRADE. THIS IMPLIES THERE WAS AN "INDIRECT" CONNECTION. WHAT WAS IT? IS SAIC'S PRICE AFFECTED BY BUY AND SELL DEMAND?

A: The undersubscription of the July 26th trade did not have any direct impact on the postponement of the trade, since SAIC's stock price is not determined by buy and sell demand as is the case for publicly traded companies. However, there is an indirect connection. There has been a trend of increasing trade imbalances on the perceived liquidity of SAIC stock. The appraiser considers this trend and the Company's inability to guarantee 100% liquidity in quarterly trades, regardless of the amount of the undersubscription, in its valuation.

This is true despite the fact that SAIC had more than sufficient funds to purchase all of the shares that would have been undersubscribed if the July 26th trade had not been postponed and the fact that SAIC has elected to balance limited market trades in the past, even though it has no legal obligation to do so. The fact that the July 26th trade would have been undersubscribed and contributed to this trend is why we stated there was an indirect connection. At the Town Hall meeting on August 2nd, our Chairman and CEO, Dr. Beyster, stated that the July 26th trade would have been undersubscribed by approximately $210 million, and that he was prepared to authorize the repurchase of the full amount.

Q: WILL DR. BEYSTER AND TOM DARCY AS SAIC'S CEO AND CFO RESPECTIVELY HAVE TO CERTIFY SAIC'S FINANCIAL STATEMENTS AND SEC FILINGS AS THE CEOS AND CFOS OF PUBLICLY TRADED COMPANIES DO?

A: SAIC is subject to this requirement, and Dr. Beyster and Tom Darcy are required to respond to the certification requirements of the SEC. SAIC has developed a thorough compliance process to assist Dr. Beyster and Tom Darcy in providing these certifications. Both Dr. Beyster and Tom Darcy have stated that they are not aware of any problems with the Company's financial statements and are prepared to sign the certification at the successful completion of this process. It is anticipated that these certifications will be filed with the SEC around September 16, 2002, when the Company expects to file its next Quarterly Report on Form 10-Q.

Q: I'D LIKE TO KNOW WHETHER EXECUTIVE OFFICERS AND DIRECTORS HAVE BEEN BUYING OR SELLING SAIC STOCK. IS INFORMATION AVAILABLE TO EMPLOYEES?



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
A: SAIC's executive officers and directors, just like the executive officers and directors of publicly traded companies, are required to file ownership reports with the SEC called Forms 3, 4 and 5. Electronically filed reports are available and easily accessible to the public and SAIC's stockholders and employees on the SEC's EDGAR system (found at http://www.sec.gov) or in paper filings with the SEC.

However, these reports can be misinterpreted because of the way the SEC rules require this information to be reported. For example, an option exercise by an executive officer whereby the exercise price is paid using vested shares of stock (stock-for-stock exchange) is reported as both a sale and a purchase of stock. Also, if an executive officer holds part of his or her stock in an estate planning trust, the directly held stock and the stock held in the trust are reported on two separate reports. SAIC is in the process of evaluating how to provide summaries of this information available on EON in an easy-to-understand format and anticipates that it will do so in the near future.

FREQUENTLY ASKED QUESTIONS - RETIREMENT PLANS
JULY 29, 2002

Q: WHAT'S THE NEW PRICE ESTABLISHED BY THE STOCK POLICY COMMITTEE? WHAT'S THE RESCHEDULED TRADE DATE?

A: On Monday, July 29th, the Stock Policy Committee established A NEW PRICE OF $28.90 per share of Class A common stock. In order to allow retirement plan participants and stockholders additional time to evaluate this stock price change, THE TRADE ORIGINALLY SCHEDULED FOR JULY 26TH HAS BEEN RESCHEDULED TO 5:00 P.M. (PACIFIC TIME) ON AUGUST 16, 2002 (THE "AUGUST 16TH TRADE DEADLINE").

Q: WAS THE RESCHEDULING OF THE TRADE DUE TO SOME PROBLEM WITH SAIC'S FINANCIAL STATEMENTS, OPERATING RESULTS OR INVESTMENTS?

A: No. The price reassessment of SAIC common stock was made necessary by the extreme declines in the stock market prices of comparable publicly traded companies and is unrelated to any change in SAIC's business operations, financial statements, financial performance or investment portfolio.

Q: IN MID-JUNE, I SUBMITTED AN APPLICATION FOR DISTRIBUTION FROM THE SAIC STOCK FUND. DUE TO THE RESCHEDULED TRADE DEADLINE, ARE DISTRIBUTION REQUESTS FROM THE RETIREMENT PLANS DELAYED?

A: Yes. If you submitted your application for benefits to receive a distribution from one or more of your retirement plans by June 20, 2002, the distribution from any SAIC Stock Funds in which you are invested has been rescheduled to be paid on August 16th due to the rescheduled trade and will be based on the value of the Stock Funds on that date. There is no further action required from you at this time. If you submitted your application for benefits after June 20, 2002, any SAIC Stock Fund balances are scheduled to be paid to you in October 2002.

Q: WHAT IF I REQUESTED TO EXCHANGE BALANCES OUT OF THE SAIC STOCK FUNDS?

A: The process to follow depends on the date that you requested to exchange balances out of the SAIC Stock Fund.

         I SUBMITTED MY EXCHANGE REQUEST ON OR BEFORE JULY 19, 2002:
         If you requested to exchange balances out of any of the SAIC Stock Funds into one or more mutual funds within your plan(s) on or before July 19, 2002, your exchange request is scheduled to be processed in conjunction with the rescheduled trade on August 16th based on the value of the Stock Funds on that date. If you wish to cancel or modify this exchange request, you must contact Vanguard Participant Services at (800) 523-1188 between 8:30 a.m. and 9:00 p.m. (Eastern time) and speak directly with a Participant Services Associate. You have until 4 p.m. (Eastern time) on Friday, August 9th to request a cancellation or modification to a previously requested exchange from the SAIC Stock Fund(s). If you do not cancel or modify your request prior to this deadline, your exchange request will be processed on August 16th. Again, you must speak directly to a Vanguard participant Services Associate to modify your exchange request. You cannot make changes to previously requested exchange transactions online or via the Vanguard Voice Network.


         I SUBMITTED MY EXCHANGE REQUEST AFTER JULY 19, 2002:
         If you request to exchange balances out of any of the SAIC Stock Funds between July 19 and August 9, 2002, your exchange request is scheduled to be processed on August 16, 2002 in conjunction with the rescheduled trade rather than in conjunction with the October 2002 trade. If you do not wish to have your SAIC Stock Fund balances exchanged on August 16th, contact Vanguard Participant Services at
         (800) 523-1188 by 4 p.m. (Eastern time) on Friday, August 9th to cancel your pending exchange request.


         I WANT TO PROCESS A NEW EXCHANGE REQUEST:
         If you would like to process a new exchange request, contact Vanguard Participant Services directly at (800) 523-1188 or process a transaction online or via the Vanguard Voice Network. Exchange requests made prior to 4 p.m. (Eastern time) on Friday, August 9, 2002 will be scheduled to be processed on August 16th. Exchange requests made after 4 p.m. (Eastern time) on Friday, August 9, 2002 will be scheduled to be processed in October 2002.


Q: WHAT PROCESS WAS FOLLOWED TO DECIDE TO ESTABLISH A NEW STOCK PRICE AFTER THE SAIC BOARD OF DIRECTORS SET THE PRICE ON JULY 12TH?

A: Each quarter, in accordance with established policies and procedures, the Stock Policy Committee of the SAIC Board of Directors reviews the Class A common stock price shortly before the scheduled trade date to determine whether the price established by the Board of Directors continues to represent a fair market value. The Stock Policy Committee applies the same valuation process used by the Board of Directors. As a result of its review of the $33.03 stock price established by the Board of Directors on July 12, 2002, the Stock Policy Committee determined that a price reassessment was appropriate. In making this determination, the Stock Policy Committee considered valuation input from SAIC's independent appraiser who opined that the $33.03 stock price did not reflect a fair market value as of the close of business on July 26th. On July 29th, after considering valuation input from our independent appraiser, the Stock Policy Committee established a new price of $28.90 per share. More information about SAIC's stock pricing process may be found in SAIC's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 and on ISSAIC at http://issaic.saic.com/eon/.

Q: IF THE TRADE DATE WAS ORIGINALLY SCHEDULED FOR 5:00 P.M. (PACIFIC TIME) ON FRIDAY, JULY 26TH, HOW COULD THE STOCK POLICY COMMITTEE DECIDE ON A NEW PRICE ON MONDAY, JULY 29TH WHEN THE TRADE ALREADY OCCURRED ON FRIDAY, JULY 26TH?

A: The trade did not occur on Friday July 26th. The reference to 5:00 p.m. (Pacific time) on Friday, July 26th was the original deadline for submitting requests to buy or sell SAIC stock this quarter. It is not the time by which the trade must be completed but rather the time and date by which all forms, stock certificates and funds must be received by Bull, Inc. in order to be considered to be processed in the scheduled trade. Because of the extreme disruption and inconvenience that postponing the trade and repricing the stock would have on our stockholders, employees and retirement plan participants, we wanted to make sure it was absolutely necessary before taking these actions and waited until after the close of the public markets on July 26. Based on the significant declines in the market values of our comparable companies and input from our independent appraiser, it was determined that the $33.03 stock price no longer represented a fair market value on July 26th. Accordingly, the trade had to be rescheduled because the stock price at which the trade occurs and the retirement plans transact must represent a fair market value for the SAIC stock.

Q: WHAT FACTORS LED SAIC'S STOCK POLICY COMMITTEE TO REASSESS THE STOCK PRICE PREVIOUSLY SET BY THE BOARD OF DIRECTORS ON JULY 12TH?

A: Each quarter, as part of the normal valuation process, the Stock Policy Committee reviews the Class A common stock price shortly before the scheduled trade date to determine whether the price established by the Board of Directors continues to represent a fair market value. After SAIC's Board of Directors established the stock price on July 12th, the trading prices of public companies, particularly SAIC's comparable companies, significantly declined. The prevailing trading ratios of comparable companies are used as part of the process in establishing a fair market value for SAIC stock. By comparing the stock market trading prices of these companies relative to their financial performance with SAIC's financial performance, SAIC's Board of Directors and Stock Policy Committee, and SAIC's independent appraiser, are able to use this data as part of their analysis to establish a fair market value for SAIC's common stock.

Q: HOW IS THE ANALYSIS OF COMPARABLE COMPANIES MADE? WILL I BE ABLE TO TRACK THE STOCK MARKET PRICES OF COMPARABLE COMPANIES?

A: In the analysis of comparable companies, SAIC (without Telcordia) and Telcordia are each considered separately. In analyzing the value of SAIC, SAIC is compared to large, diversified, publicly traded technology companies using various financial ratios. SAIC's financial performance is also separated into three market segments, National Security, Energy & Environment, and Other Information Technology, and its financial ratios are compared to publicly traded companies in each of these segments. Telcordia's value is analyzed separately by comparing Telcordia to a tier of publicly traded telecommunications companies using the financial ratios. A list of these comparable companies may be found on ISSAIC at http://issaic.saic.com/eon/. You may review the stock market prices of these comparable companies over the last few weeks or for any other period by using various financial websites, such as www.nasdaq.com or http://finance.yahoo.com.

Q: WHAT IMPACT DID THE VOLUME OF SELLING REQUESTED BY THE ORIGINALLY SCHEDULED JULY 26TH TRADE DEADLINE HAVE ON THE DECISION TO RESCHEDULE THE TRADE TO AUGUST 16TH?

A: The projected volume of requests to sell stock received by the July 26th deadline did not have a direct impact on the decision to reschedule the trade. The decision was based on the need to reassess the stock price in light of the significant decline in market values of our comparable publicly traded companies between July 12th and July 26th. The trade was delayed to provide trade participants with additional time to evaluate the price change. However, the trend of increasing trade imbalances and the Company's inability to guarantee 100% liquidity in future trades, regardless of the amount of the undersubscription, is considered by our independent appraiser in its valuation.

Q: DID SAIC HAVE SUFFICIENT FUNDS TO COVER THE PURCHASE OF UNDERSUBSCRIBED SHARES IN THE TRADE ORIGINALLY SCHEDULED FOR JULY 26TH? WILL SAIC CONTINUE TO PURCHASE 100 PERCENT OF THE SHARES OFFERED IN ALL UNDERSUBSCRIBED TRADES?

A: SAIC had more than sufficient funds to purchase all of the shares that would have been undersubscribed if the July 26th trade had not been postponed. Although SAIC has elected to balance limited market trades in the past, it has no obligation to do so. In making this determination, the Company considers a variety of factors as more fully described in the Company's Annual Report on Form 10-K. If the trend of increasing trade imbalances continues, SAIC cannot indefinitely continue to purchase 100 percent of undersubscribed shares in future trades.

Q: WHAT ARE THE LONG-TERM IMPLICATIONS OF A SUSTAINED HIGH LEVEL OF UNDERSUBSCRIBED TRADES?

A: Unprecedented volumes of selling and a trend of increasing imbalance between buyers and sellers in the limited market are taken into account by SAIC's independent appraisers in their valuation of SAIC stock. The appraiser also considers SAIC's willingness and ability to purchase all of the shares required to balance undersubscribed shares in current and future trades. Perhaps more important, a sustained high level of undersubscribed trades could jeopardize the foundation of the Company's employee ownership. If the Company's employees are unwilling to maintain significant long-term equity investments in the Company, outside capital may be required, changing the fundamental nature of the Company.

Q: WHO SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: If you have questions regarding your account balance or pending transactions, contact Vanguard directly at (800) 523-1188 or SAIC Retirement Programs at (800) 441-6926. If you have questions regarding your directly held shares of SAIC stock, contact Bull Inc. at (800) 785-7764.

FREQUENTLY ASKED QUESTIONS - STOCK OPTIONS
AUGUST 9, 2002


I SUBMITTED FORMS TO STOCK PROGRAMS TO EXERCISE MY STOCK OPTIONS AFTER THE BOARD ANNOUNCED THE $33.03 PRICE ON JULY 12TH AND BEFORE THE JULY 26TH TRADE WAS RESCHEDULED AND THE NEW PRICE OF $28.90 WAS ESTABLISHED ON JULY 29TH.

Q: WHEN ARE MY STOCK OPTIONS CONSIDERED TO BE EXERCISED?

A: If you submitted your option exercise using the Online Option Exercise Tool available on the Stock Tools web site, then your stock options are considered to be exercised on the date you successfully submitted the stock option exercise using your Electronic Funds Transfer (EFT) account. If you submitted your option exercise by mailing a completed Option Exercise Worksheet form to Stock Programs by U.S. Mail or overnight carrier, then your stock options are considered exercised on the date that your envelope is postmarked. If you submitted your Option Exercise Worksheet form by hand delivery or intercompany mail to Stock Programs, then your stock options are considered exercised on the date of receipt by Stock Programs. These dates of exercise are summarized below:

METHOD OF OPTION EXERCISE                     DATE OPTION EXERCISED
Online Exercise Tool                          Date of Successful Completion of
                                              Online Submission
U.S. Mail or Overnight Carrier                Date of Postmark
Hand Delivered or Intercompany Mail           Date of Receipt by Stock Programs

Q: WHAT IS THE PRICE IN EFFECT FOR PURPOSES OF DETERMINING THE GAIN ON STOCK OPTION EXERCISES THAT OCCUR BETWEEN JULY 12TH AND JULY 26TH?

A: The price in effect for determining the gain on all stock options exercised between July 12th and July 26th is $33.03 per share of Class A common stock. From the date the price of $33.03 was set by the Board of Directors on July 12th until changed by the Stock Policy Committee, the price of $33.03 was valid for determining the gain on all stock option exercises.

Q: MAY I WITHDRAW MY STOCK OPTION EXERCISE?

A: No. The Company's stock options generally represent a right to purchase shares of stock anytime within five (5) years after the date of grant at a price that is in effect on the date the option is granted. The rights and obligations of the option holder and the Company are fixed in the option agreement and under the Company's applicable stock option plan. When you submit your election to exercise a stock option, you are agreeing to purchase the shares on the date you submit your option exercise. The terms of the option agreement and the Company's stock option plans do not permit an employee to withdraw his or her option after the option has been exercised, even if the price of Class A common stock set by the Board in effect at the time the option is exercised later goes down.

Q: WHY DO PARTICIPANTS IN THE ORIGINALLY SCHEDULED JULY 26TH TRADE GET THE OPPORTUNITY TO WITHDRAW THEIR PURCHASE OR SALE REQUESTS, BUT OPTION HOLDERS DO NOT GET THE OPPORTUNITY TO WITHDRAW THEIR OPTION EXERCISE? WHY IS THIS FAIR?

A: Participation in the quarterly trade is fundamentally a different type of transaction than an exercise of stock options. In the trade that was originally scheduled to occur on July 26th, participants were required to submit their purchase and sale requests by the July 26th deadline - no trade transactions occurred on July 26th, this was just the deadline for submission of requests, payments, stock certificates and all other documents. The buy and sell requests submitted by participants were requests to buy and sell at a set price of $33.03 per share of Class A common stock. Since the trade was rescheduled, no purchase or sale requests could be processed.

When you exercise an option, you are accepting the Company's offer to sell your stock at a pre-determined price - the price in effect at the time the option was granted or the option exercise price. This obligation of the Company to sell you stock at the option exercise price is fixed - it does not go up or down once the option is granted. The stock price set by the Board or the Stock Policy Committee that is in effect at the time you exercise your option is only relevant for the purpose of determining your taxable income on the transaction as well as the value of any shares exchanged to pay for the option exercise and tax withholdings.

The possibility that the price will change after it is set by the Board at a quarterly meeting is disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002. On page 19 of this 10-K, it states: "The board of directors has authorized its stock policy committee to review the stock price during the period between meetings of the board of directors to determine whether the stock price continues to represent a fair market value, and if necessary, modify the price." There are investment and tax risks that the option holder incurs when a stock option is exercised at a pre-determined, fixed price. It would be inconsistent with the terms and conditions of the option agreement and the Company's stock option plans to permit option holders to withdraw their stock option exercises.

Q: I EXERCISED MY OPTIONS BETWEEN JULY 12TH AND JULY 26TH USING STOCK. WHAT PRICE IS USED TO VALUE THE SHARES I CONTRIBUTED TO PAY FOR MY OPTION EXERCISE PRICE AND/OR WITHHOLDING TAXES - $28.90 OR $33.03?

A: You will receive the price in effect on the day you exercised - the higher price of $33.03 per share - to value the stock exchanged by you to exercise stock options. This price will be used for the shares exchanged to pay the exercise price of the option and for the shares liquidated for tax withholdings. If you exercised your options between April 12th and July 11th, the price used to value the shares contributed to pay the exercise price and for tax withholdings was $33.06 per share.

Options exercised on or after July 29th will be exercised using the price of $28.90 per share to value the shares contributed to pay the exercise price and for tax withholdings. We advise you to consult your tax or financial advisor to receive tax advice or to answer tax related questions regarding your particular circumstances.

Q: I HAVE TO PAY TAXES ON THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE PRICE IN EFFECT AT THE TIME OF EXERCISE. WILL I BE TAXED ON THE STOCK OPTION EXERCISE BASED ON THE $33.03 PRICE SET BY THE BOARD ON JULY 12TH OR THE $28.90 PRICE SET BY THE STOCK POLICY COMMITTEE ON JULY 29TH?

A: You will be taxed on the difference between your option exercise price and the price in effect at the time the option was exercised. Therefore, if you exercised your options between July 12th and July 28th, you will be taxed on the difference between your option exercise price and $33.03 per share. If you exercised your options between April 12th and July 11th, you will be taxed on the difference between your option exercise price and $33.06 per share. If you exercised your options on or after July 29th, you will be taxed on the difference between your option exercise price and $28.90 per share. We advise you to consult your tax or financial advisor to receive tax advice or to answer tax related questions regarding your particular circumstances.

Q: WHAT IS MY TAX BASIS IN THE SHARES ACQUIRED WHEN I EXERCISE MY OPTIONS?

A: If you exercised your options between July 12th and July 28th and you used cash to exercise the options, the stock you receive from the option exercise will have the stock price of $33.03 per share as its tax basis for computing future taxable gains or losses. If, however, you exercised your options using a stock-for-stock exchange method, the shares exchanged retain their original tax basis and the "new" shares issued have a tax basis of the stock price of $33.03 per share. We advise you to consult your tax or financial advisor to receive tax advice or to answer tax related questions regarding your particular circumstances.

Q: IF I SELL STOCK ACQUIRED THROUGH AN OPTION EXERCISE AT THE QUARTERLY TRADE SCHEDULED FOR AUGUST 16TH, WHAT PRICE WILL I GET FOR MY SHARES?

A: You will receive the price in effect at the time the trade is completed, which is currently set at $28.90 per share of Class A common stock.

FREQUENTLY ASKED QUESTIONS - EFFECTS OF DEBT PLACEMENT ON NEW STOCK PRICE AND RESCHEDULED STOCK TRADE AUGUST 9, 2002

Q: WHAT IMPACT DID THE RECENT $800 MILLION DEBT PLACEMENT HAVE ON THE STOCK POLICY COMMITTEE'S DECISION TO ESTABLISH A NEW STOCK PRICE?

A: None. The debt placement did not have any impact on the Stock Policy Committee's decision to establish a new price. That decision was based on a Stock Policy Committee's determination supported by the independent appraiser, that the price of $33.03 per share no longer represented a fair market value of the stock on the date of the scheduled July 26th trade.

Q: DID THE DEBT PLACEMENT HAVE ANY EFFECT ON THE PARTICULAR PRICE SET BY THE STOCK POLICY COMMITTEE?

A: No. The debt placement had no effect on the Stock Policy Committee's determination on July 29th that $28.90 per share represented a fair market value for the Company's stock.

Q: WHO PURCHASED THE 10-YEAR AND 30-YEAR NOTES IN THE DEBT PLACEMENT? DID ANY STOCKHOLDERS OR FORMER STOCKHOLDERS PURCHASE THE NOTES? WHY WERE THE NOTES NOT OFFERED TO EMPLOYEES GENERALLY?

A: No stockholders or former stockholders purchased the notes. The notes were sold by SAIC to an underwriting group comprised of the following investment banking companies: J.P. Morgan Securities, Inc.; Morgan Stanley & Co. Incorporated; Salomon Smith Barney Inc.; The Royal Bank of Scotland plc; Tokyo-Mitsubishi International plc; Wachovia Securities, Inc.; BNY Capital Markets, Inc.; McDonald Investments Inc. (an affiliate of KeyBank N.A.); Mellon Financial Markets, LLC; Mizuho International plc; and SG Coven Securities Corporation (an affiliate of Societe Generale Group). The members of this underwriting group may hold these notes for their own account or they may re-sell the notes to "qualified institutional buyers" as defined under the rules of the Securities and Exchange Commission (SEC), typically insurance companies, pension funds and other large institutional investors.

In order to quickly take advantage of favorable debt market conditions, the notes were not registered with the SEC and were sold in a private placement under an exemption from SEC registration that requires the notes to be sold only to large institutions known as "qualified institutional buyers." To our knowledge, no employee would qualify as a "qualified institutional buyer." Also, as is customary for these kinds of debt placements, the notes were sold in very large increments that generally are not appropriate investments for individual investors - no single purchaser of the notes bought less than $15 million in the aggregate (both 10-year notes and 30-year notes).

Q: DOES THE BOARD CONTEMPLATE FINANCING FUTURE STOCK REPURCHASES WITH ANOTHER DEBT PLACEMENT?

A: At this time, the Board is not considering another debt placement. As a further point of clarification, the proceeds from the recent debt placement may be used for general business purposes, including stock repurchases, future acquisitions, expansion of our outsourcing business and capital expenditures - the debt placement was not made for the exclusive purpose of supporting buying and selling imbalances in our stock system. The Board and senior management are focused on growing the Company and the debt placement proceeds are available for these purposes as well as for stock repurchases.